Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Capterra Financial Group, Inc.
700 Seventeenth Street , Suite 1200
Denver, Colorado 80202
Denver, Colorado
We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 25, 2008, appearing in the Annual Report on Form 10-KSB of Capterra Financial Group, Inc.(formerly Across America Real Estate Corp.), as of December 31, 2007 and for the years ended December 31, 2007 and 2006.
/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
December 23, 2008